Exhibit 10.1

NONE OF THE SECURITIES TO WHICH THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT RELATES HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT

________, 2011

AMONG:

NEXAIRA WIRELESS INC., a company incorporated pursuant to the laws of the State of Nevada and having an address at Suite 1404, 510 West Hastings Street, Vancouver, British Columbia, Canada V6B 1L8

(the “Company”)

AND:
(the “Subscriber”)

WHEREAS:

A. The Company is indebted to the Subscriber pursuant to the terms of a promissory note (the “Note”) dated ________ and issued by the Company to the Subscriber for an aggregate principal amount of $________ (the “Outstanding Debt”);

B. The Company desires to issue to the Subscriber, and the Subscriber desires to accept, shares of the Company’s common stock and a new promissory note (the “New Note”) in full satisfaction of the Outstanding Debt, pursuant to the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Interpretation

1.1 In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.2 Any reference to currency is to the currency of the United States of America unless otherwise indicated.

1.3 Terms otherwise not defined in this agreement have the same meaning as in the Exchange Agreement.

2. Acknowledgement of Debt

2.1 The Company, and the Subscriber acknowledge and agree that, as of the date of this Agreement, the Company is indebted to the Subscriber in the amount of the Outstanding Debt.

3. Payment of Outstanding Debt

3.1 As full and final payment of the Outstanding Debt, the Company will, on the Closing Date (as defined herein):

(a)	issue to the Subscriber 2,500,000 fully paid and non-assessable shares of common stock of the Company, at a deemed price of $0.10 per Share, in settlement of $250,000 of the Outstanding Debt; and

(b)

issue to the Subscriber the New Note representing the balance of the Outstanding Debt of $50,000 plus accrued interest payable in connection with the Note in settlement of the balance of the Outstanding Debt, and the Subscriber will accept the shares and the New Note described clauses (a) and (b) above as full and final payment of the Outstanding Debt.

4. Subscription and Release

4.1 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Subscriber hereby irrevocably agrees to accept the Shares and the New Note in full satisfaction of the entire amount of the Outstanding Debt. The Company shall not effect any stock split, reverse stock split, stock dividend or any other capital change to its common stock on or prior to, or which has a record date on or prior to, the Closing Date. The satisfaction of the Outstanding Debt through the issuance of the Shares and the New Note shall occur automatically upon the Closing Date, without further action on the part of either party hereto.

4.2 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company hereby irrevocably agrees to issue the Shares, as duly issued and authorized, fully paid and non-assessable shares, and deliver a duly and validly issued certificate representing the Shares, as well as the New Note, to the Subscriber on the Closing Date, in full satisfaction of the Outstanding Debt.

4.3 The Subscriber hereby agrees that upon delivery of the Shares and the New Note by the Company in accordance with the provisions of this Agreement and applicable law, all amounts outstanding under the Outstanding Debt will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations to pay the Outstanding Debt, other than any such obligations arising out of or in connection with the issuance, sale and delivery of the Shares and the New Note, or otherwise under this Agreement.

5. Documents Required from Subscriber

5.1 The Subscriber must complete, sign and return to the Company two (2) executed copies of this Agreement.

5.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

5.3 Both parties to this Agreement acknowledge and agree that Clark Wilson LLP has acted as counsel only to the Company and is not protecting the rights and interests of the Subscriber. The Subscriber acknowledges and agrees that the Company and Clark Wilson LLP have given the Subscriber the opportunity to seek, and have recommended that the Subscriber obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Subscriber hereby represents and warrants to the Company and Clark Wilson LLP that the Subscriber has sought independent legal advice or waives such advice.

6. Conditions and Closing

6.1 Closing of the acquisition of the Shares and the New Note shall occur concurrently with the execution and delivery of this Agreement (the date on which such execution and delivery occurs being referred to herein as the “Closing Date”).

6.2 The Subscriber acknowledges that the certificates representing the Shares and the New Note will be available for delivery upon Closing provided that the Subscriber has satisfied the requirements of Section 5 hereof.

7. Acknowledgements and Agreements of Subscriber

7.1 The Subscriber acknowledges and agrees that:

(a)

none of the Shares have been or will be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act or any other securities legislation;

(c)	the Subscriber is an “accredited investor”, as the term is defined in Section 1.1 of National Instrument 45-106;

(d)	the Subscriber is an “Accredited Investor”, as the term is defined in Regulation D of the 1933 Act;

(e)

the Subscriber’s decision to execute this Agreement and acquire the Shares and the New Note is based solely on the representations, warranties and covenants of the Company expressly set forth in this Agreement and the Subscriber’s independent review of the Company SEC Reports (as defined in Section 8.2(d) below);

(f)

the Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the issuance of the Shares and the New Note hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(g)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the issuance of the Shares and the New Note hereunder have been made available for inspection by the Subscriber, the Subscriber’s lawyer and/or advisor(s);

(h)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained in this Agreement or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with  any covenant or agreement made by the Subscriber to the Company in connection therewith;

(i)

all of the information which the Subscriber has provided to the Company is correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to this Agreement being executed by the Company, the Subscriber will immediately provide the Company with such information;

(j)

none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange or automated dealer quotation system;

(k)

the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with any other applicable securities laws;

(l)

the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares and the New Note hereunder, and

(ii) applicable resale restrictions;

(m)	neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares or the New Note;

(n)	no documents in connection with the sale of the Shares or the New Note hereunder have been reviewed by the SEC or any state securities administrators;

(o)	there is no government or other insurance covering any of the Shares or the New Note; and

(p)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

8. Representations, Warranties and Covenants of the Subscriber

8.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Subscriber is incorporated in the jurisdiction set out beside the Subscriber’s name on the cover page to this Agreement;

(b)

it has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(c)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the organizational documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(d)

the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(e)	the Subscriber has received and carefully read this Agreement;

(f)	the Subscriber is acquiring the Shares and the New Note as principal for investment only and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part;

(g)	the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;

(h)

the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and has relied solely on the results of such examination and investigation and on the advice of its legal and financial advisors in deciding to acquire the Shares and the New Note pursuant to this Agreement;

(i)

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares and the New Note for an indefinite period of time;

(j)

the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(k)

the Subscriber (i) is able to fend for him/her/itself in connection with the transactions contemplated by this Agreement; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares and the New Note; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(l)

the Subscriber understands and agrees that none of the Shares have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(m)

the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(n)

the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(o)	no person has made to the Subscriber any written or oral representations:

	(i)	that any person will resell or repurchase any of the Shares or the New Note;

	(ii)	as to the future price or value of any of the Shares or the New Note; or

(iii)

that any of the Shares or the New Note will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares or the New Note on any stock exchange or automated dealer quotation system.

8.2 The Company hereby represents and warrants to and covenants with the Subscriber (which representations, warranties and covenants shall survive the Closing) that:

(a)	The Company has not disclosed to the Subscriber any material non-public information regarding the Company or its securities.

(b)

The Company is, and has been for a period of at least 90 days immediately before the Closing Date, subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has (i) filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the Closing Date (or for such shorter period that the Company was required to file such reports), other than Form 8-K reports; and (ii) submitted electronically and posted on its corporate Web site, if any, every Interactive Data File (as defined in Rule 11 of Regulation S-T) required to be submitted and posted pursuant to Rule 405 of Regulation S-T, during the 12 months preceding the Closing Date (or for such shorter period that the Company was required to submit and post such files).

(c)	The Company is not, and has never been previously, an issuer described in paragraph (i)(1) of Rule 144.

(d)

The Company has filed all forms, statements, schedules, reports and documents (including items incorporated by reference) required to be filed by the Company with the SEC. All such required forms, statements, schedules, reports and documents (including those that the Company may file subsequent to the date of this Agreement) are referred to herein as the “Company SEC Reports.” As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)

The Company will indemnify and hold harmless the Subscriber and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Company contained in this Agreement or in any document furnished by the Company to the Subscriber in connection herewith being untrue in any material respect or any breach or failure by the Company to comply with any covenant or agreement made by the Company to the Subscriber in connection therewith.

9. Representations and Warranties will be Relied Upon by the Company

9.1 The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber’s eligibility to acquire the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the acquisition by the Subscriber of the Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of the Shares.

10. Acknowledgement

10.1 The Subscriber has acknowledged that the decision to acquire the Shares was solely made on the basis of publicly available information.

11. Legending and Registration of Shares

11.1 The Subscriber hereby consents to the placement of a legend on any certificate or other document evidencing any of the Shares to the effect that such Shares have not been registered under the 1933 Act or any state securities or “blue sky” laws, and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement, such legend to be substantially as follows:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. ”

11.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

12. Resale Restrictions

12.1 The Subscriber acknowledges that any resale of any of the Shares will be subject to resale restrictions contained in the securities legislation applicable to the Subscriber or proposed transferee. The Subscriber acknowledges that none of the Shares have been registered under the 1933 Act or the securities laws of any state of the United States. The Shares may not be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

12.2 The Subscriber acknowledges that the Shares are subject to resale restrictions in Canada and may not be traded in Canada except as permitted by the applicable provincial securities laws and the rules made thereunder.

12.3 The Subscriber represents, warrants and acknowledges that:

(a)

pursuant to British Columbia Instrument 51-509 – Issuers Quoted in the U.S. Over–the-Counter Markets (“BCI 51-509”), as adopted by the BCSC, a subsequent trade in the Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the BC Act) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the “BC Legend”) specified in BCI 51-509;

(b)

the Subscriber is not a resident of British Columbia and undertakes not to trade or resell any of the Shares in or from British Columbia unless the trade or resale is made in accordance with BCI 51-509. The Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of these representations and warranties made in this Section 12.3 and agrees that if such representations and warranties are no longer accurate or have been breached, the Subscriber shall immediately notify the Company;

(c)

by executing and delivering this Agreement and as a consequence of the representations and warranties made by the Subscriber in this Section 12.3, the Subscriber will have directed the Company not to include the BC Legend on any certificates representing the Shares to be issued to the Subscriber. As a consequence, the Subscriber will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the BC Act; and

(d)

if the Subscriber wishes to trade or resell any of the Shares in or from British Columbia, the Subscriber agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Shares to the Company’s transfer agent to have the BC Legend imprinted on such certificate or to instruct the Company’s transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system.

13. Collection of Personal Information

13.1 The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber’s personal information for the purpose of fulfilling this Agreement. The Subscriber’s personal information may be disclosed by the Company to (a) stock exchanges or securities regulatory authorities, (b) the Company’s registrar and transfer agent, (c) Canadian tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in the transactions contemplated by this Agreement, including legal counsel. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information and to the retention of such personal information for as long as permitted or required by law or business practice.

13.2 Furthermore, the Subscriber is hereby notified that:

(a)

the Company may deliver to a provincial securities commission and/or the SEC certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the number of shares or other securities of the Company owned by the Subscriber, the number of Shares acquired by the Subscriber and the total consideration given for such Shares, the prospectus exemption relied on by the Company and the date of distribution of the Shares,

(b)	such information is being collected indirectly by the provincial securities commission under the authority granted to it in securities legislation, and

(c)	such information is being collected for the purposes of the administration and enforcement of the securities legislation of Canada.

14. Costs

14.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the acquisition of the Shares shall be borne by the Subscriber.

15. Governing Law

15.1 This Agreement is governed by the internal laws of the State of California.

16. Survival

16.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the acquisition of the Shares by the Subscriber pursuant hereto.

17. Assignment

17.1 This Agreement is not transferable or assignable.

18. Severability

18.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

19. Entire Agreement

19.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

20. Notices

20.1 Any notice required or permitted to be given to any party hereunder will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of such party set forth below or such other address as such party may specify by notice in writing to the other parties hereto in the manner provided herein, and any such notice will be deemed to have been given and received by the parties to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if sent via a nationally recognized overnight courier, on the date of delivery; but if at the time or mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered:

If to the Company or the Debtor:

Nexaira Wireless Inc.
Suite 1404, 510 West Hastings Street
Vancouver, British Columbia, Canada V6B 1L8
Attention: Mark Sampson – President
Fax No. (604) 682-1044

If to the Subscriber:

21. Counterparts and Electronic Means

21.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

21.2 IN WITNESS WHEREOF the parties have signed this Agreement as of the date written on the first page of this Agreement.

NEXAIRA WIRELESS INC.
a Nevada corporation

Per:
Authorized Signatory

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